                                    SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]   Preliminary Proxy Statement
[   ]   Confidential, for use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[ x ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             GULFMARK OFFSHORE, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):
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[   ]   Check the box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
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





                             GULFMARK OFFSHORE, INC.

                           5 POST OAK PARK, SUITE 1170
                            HOUSTON, TEXAS 77027-3414

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 6, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GulfMark Offshore, Inc. (the "Company") will be held in the Envoy Room, The St. Regis Hotel, 1919 Briar Oaks Lane, Houston, Texas 77027, on Thursday, May 6, 1999 at 3:30 P.M., Central Daylight Savings Time, for the following purposes:

     1.   To elect a Board of six (6) directors.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 26, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment or adjournments thereof. Only stockholders of record at the close of business on such record date are entitled to notice of and to vote at such meeting.

     You are cordially invited to attend the meeting. However, to ensure your representation at the meeting, the Company requests that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the meeting. Your proxy will be returned to you if you should be present at the meeting and should request such a return.

     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE.


                                              By Order of the Board of Directors



                                              /s/ KEVIN D. MITCHELL
                                              Kevin D. Mitchell
                                              Assistant Secretary

Date:   April 7, 1999

                             GULFMARK OFFSHORE, INC.

                           5 POST OAK PARK, SUITE 1170
                            HOUSTON, TEXAS 77027-3414



                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 6, 1999


     The accompanying proxy is solicited by the Management of GulfMark Offshore, Inc. (the "Company") at the direction of the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 6, 1999 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournment or adjournments thereof. When proxies in the accompanying form are received and properly executed, the shares will be voted by the persons named therein, unless contrary instructions are given.

     The proxy will not be used for the election as directors of all nominees if authority to do so is withheld on the proxy and will not be used for the election of any individuals whose names are written in the blank spaces on the proxy. Where no instruction is indicated with respect to the election of directors, the proxy will be voted FOR the election as directors of all nominees. Where no instruction is indicated with respect to the election of all nominees named in item (1) of the proxy, but names of one or more nominees are listed in the blank spaces on the proxy, the proxy will be voted FOR the election of all nominees not so listed.

     Any stockholder of the Company has the right to revoke his or her proxy at any time prior to its use by submitting a written revocation to the Secretary of the Company.

     Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. The Company will bear all costs in preparing, printing, assembling, delivering and mailing the Notice of Annual Meeting, Proxy Statement, Proxy and Annual Report. Copies of the Notice, Proxy Statement and Proxy will be mailed to stockholders on or about April 7, 1999. In addition to the use of the mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, telephone, telegram or otherwise.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting to be held May 6, 1999 is the close of business on March 26, 1999 (hereinafter called the "Record Date"). As of the Record Date there were 8,123,365 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting.

     The following table sets forth certain information with respect to each person who at February 26, 1999, was known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock:

                      NAME AND ADDRESS OF                              NO. SHARES BENEFICIALLY        PERCENT OF
                       BENEFICIAL OWNER                                       OWNED (1)                  CLASS
----------------------------------------------------------------    ------------------------------    ------------
Lehman Brothers Holdings Inc.
3 World Financial Center
New York, New York  10285                                                                2,030,226      24.99%

Estabrook Capital Management Inc. (2)
430 Park Avenue, Suite 1800
New York, New York  10022                                                                1,554,283      19.13%

Mutual Beacon Fund (3)
c/o Franklin Mutual Advisers, Inc.
51 John F. Kennedy Parkway
Short Hills, New Jersey  07078                                                             630,174       7.76%

----------------------------------------------------------------

     (1) Unless otherwise indicated below, the persons or group listed have sole voting and investment power with respect to their shares of Common Stock.

     (2) The information shown above was obtained from the Schedule 13G (Amendment No. 7) dated January 19, 1999 as filed with the SEC by Estabrook Capital Management Inc. Estabrook Capital Management Inc. acts as an investment advisor and in such capacity has shared voting power and sole investment power over the shares.

     (3) Mutual Beacon Fund ("Beacon") is a portfolio of Franklin Mutual Series Fund Inc., a registered investment company for which Franklin Mutual Advisers, Inc. ("FMAI") acts as investment advisor. Pursuant to contracts with Beacon, FMAI has sole investment and voting power over the shares owned by Beacon. FMAI disclaims any economic beneficial interest in these shares.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth, as of March 26, 1999, the number and percentage of Common Stock beneficially owned by each of the Company's directors, each executive officer named in the summary compensation table included under "Executive Officers and Compensation", and all directors and officers as a group:

                                                        NO. OF SHARES BENEFICIALLY
                                                           OWNED AS OF MARCH 26,
                       NAME                                     1999(1)(2)                 PERCENT OF CLASS(3)
---------------------------------------------------    ------------------------------     -----------------------
David J. Butters                                                              217,506 (4)                   2.66%
Norman G. Cohen                                                                97,688 (5)                   1.20%
Marshall A. Crowe                                                              40,938                         --
Louis S. Gimbel, 3rd                                                          180,444 (6)                   2.22%
Robert B. Millard                                                             237,506                       2.92%
Bruce A. Streeter                                                             101,729                       1.24%
Frank R. Pierce                                                                63,876                         --
John E. (Gene) Leech                                                           54,949                         --
All directors and officers as a
    group (9 persons)                                                       1,004,854                      12.00%
---------------------------------------------------

    (1) Unless otherwise indicated below, the persons listed have sole voting and investment power with respect to their shares of Common Stock.

    (2) The amounts set forth in this column include the following shares of Common Stock considered to be beneficially owned through the holder's ability to exercise stock options to purchase such shares within 60 days: Mr. Butters - 49,138 shares; Mr. Crowe - 37,138 shares; Mr. Streeter - 93,879 shares; Mr. Pierce - 8,885 shares; Mr. Leech - 52,949 shares; and all directors and officers as a group - 251,707 shares.

    (3) Less than one percent unless otherwise indicated.

    (4) Includes 43,400 shares of Common Stock owned by trusts of which Mr. Butters is the co-trustee and 40,200 shares beneficially owned by Mr. Butters' wife, and with respect to which shares Mr. Butters has shared voting and dispositive power.

    (5) Includes 11,991 shares beneficially owned by a limited partnership and an additional 11,991 shares beneficially owned by Mr. Cohen's wife through her interest in the limited partnership, and with respect to which shares Mr. Cohen has shared voting and dispositive power.

    (6) Includes 15,210 shares of Common Stock owned by trusts of which Mr. Gimbel is the co-trustee, and with respect to which shares Mr. Gimbel has shared voting and dispositive power.

ELECTION OF DIRECTORS

    Six directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting or until his or her successor shall be duly qualified and elected. The persons named in the enclosed proxy will vote the shares covered thereby in favor of the nominees listed below unless specifically instructed to the contrary. Although management of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxies will be voted for a substitute to be named by the Board of Directors of the Company. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker nonvotes will not be treated as a vote for or against any particular director and will not affect the outcome of the election of directors.

                  NAME                                  AGE                      YEAR FIRST BECAME DIRECTOR
------------------------------------                -----------               --------------------------------
David J. Butters                                         58                                 1989

Norman G. Cohen                                          77                                 1972

Marshall A. Crowe                                        78                                 1978

Louis S. Gimbel, 3rd                                     70                                 1970

Robert B. Millard                                        48                                 1989

Bruce A. Streeter                                        50                                 1997

     David J. Butters is Chairman of the Board and is a member of the Executive, Compensation and Audit Committees. He is a Managing Director of Lehman Brothers, an investment banking firm and division of Lehman Brothers, Inc., which is a subsidiary of Lehman Brothers Holdings, Inc., where he has been employed for more than the past five years. Mr. Butters is currently a director of the Board of Weatherford International, Inc. and Anangel-American Shipholdings, Ltd., and a member of the Board of Advisors of Energy International, N.V. Mr. Butters has served as a director of the Company since its formation in 1996 and served as a director of GulfMark International, Inc. (the "Predecessor") from 1989 until May 1, 1997 when GulfMark International, Inc. was merged into Energy Ventures, Inc., now known as Weatherford International, Inc (the "Merger").

     Norman G. Cohen is Chairman of the Audit and Compensation Committees. He has served as President of Norman G. Cohen, Inc., consultants and mortgage lenders, for more than five years and is a director of Brewster Wallcovering Co., Randolf, Massachusetts. Mr. Cohen is a retired Vice-President of Amerada Hess Corporation, and former Chairman of the National Parks and Conservation Association. Mr. Cohen has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1972 until the Merger.

     Marshall A. Crowe serves as a member of the Audit Committee. Since January 1978, Mr. Crowe has served as President of M. A. Crowe Consultants, Inc., providing consulting services in the energy and financial fields. For four years prior thereto, he was Chairman of the National Energy Board of Canada and was previously Chairman of the Board of Canada Development Corporation, which was engaged in the business of making equity investments in Canadian enterprises. Mr. Crowe is also of counsel at Johnston & Buchan, barristers and solicitors, Ottawa, Canada. Mr. Crowe has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1978 until the Merger. Mr. Crowe is a Canadian citizen.

     Louis S. Gimbel, 3rd is a member of the Executive Committee. He is President, Chief Executive Officer and a Director of S. S. Steiner, Inc., Chairman of the Board of Hops Extract Corporation and Co-Manager of Stadelman Fruit LLC. He has been employed by S.S. Steiner, Inc. for more than the past five years. S. S. Steiner, Inc. is engaged in the farming, trading, processing, importing and exporting of hops and other specialty crops. Mr. Gimbel has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1970 until the Merger.

     Robert B. Millard is a member of the Executive and Compensation Committees. He is a Managing Director of Lehman Brothers Inc., where he has been employed for more than the past five years. Mr. Millard also serves as a Director of Weatherford International, Inc. and L-3 Communications Corporation. Mr. Millard has served as a director of the Company since its formation in 1996 and served as a director of the Predecessor from 1989 until the Merger.

     Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997. He was elected as director of the Company in April 1997. He served as President of the Predecessor's Marine Division from November 1990 until the Merger. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

COMMITTEES AND MEETINGS OF DIRECTORS

     Pursuant to the Company's By-Laws, the Board of Directors has established several committees, including an Executive Committee, an Audit Committee and a Compensation Committee. During the year ended December 31, 1998, the Board of Directors met five times, the Audit Committee met two times, and the Compensation Committee met twice. During 1998 each director attended 100% of the combined Board of Directors meetings and meetings of committees of the Board on which he served, except that Mr. Millard missed one Board meeting and one Compensation Committee meeting.

     Messrs. Butters, Cohen and Crowe are the current members of the Audit Committee. The Audit Committee makes recommendations to the Board concerning the selection and discharge of the Company's independent auditors, reviews professional services performed by the auditors, the plan and results of their audit engagement and the fees charged for audit and non-audit services by the auditors, and evaluates the Company's system of internal accounting controls.

     Messrs. Butters, Cohen and Millard are the current members of the Compensation Committee, the principal functions of which are to recommend to the Board of Directors the salaries to be paid to the officers of the Company and administer compensation and benefit plans of the Company.

     Messrs. Butters, Gimbel and Millard are the current members of the Executive Committee, which acts on behalf of the full Board of Directors between regularly scheduled meetings of the Board of Directors.

     The Company has no standing Nominating Committee.

DIRECTOR COMPENSATION

     Each non-employee director of the Company is paid $1,000 for each meeting of the Board of Directors and $500 for each Committee meeting of the Board of Directors he attends in person. In addition, a $2,000 retainer is paid to each non-employee director of the Company for each quarter of the year in which such director serves as a director. The Company also has a retainer arrangement with Mr. Butters pursuant to which he receives a retainer of $6,250 per month for serving as Chairman of the Board. Total compensation paid in 1998 to the non-employee directors who have been nominated, including director fees and retainers, was $89,000 for Mr. Butters, $14,000 for Mr. Cohen, $13,000 for Mr. Crowe, $12,000 for Mr. Gimbel and $11,500 for Mr. Millard. In addition, the Company furnishes Messrs. Cohen, Crowe and Gimbel with a $250,000 life insurance policy. Premiums paid during 1998 for such policies were $12,757 for Mr. Cohen, $18,632 for Mr. Crowe and $8,186 for Mr. Gimbel.

     On December 8, 1993, each of the Company's current directors received options to purchase shares of the Predecessor's common stock under the Amended and Restated 1993 Non-Employee Director Stock Option Plan (the "Director Plan"). An additional grant of stock options was made to each director serving on the Predecessor's Board of Directors on March 18, 1996.

     In order to accomplish the separation of the Company's offshore marine services business from operations of the Predecessor, the Predecessor transferred the assets, liabilities and operations of its offshore marine services business to the Company. The separation was then effectuated through the distribution of all of the then outstanding common stock of the Company to the Predecessor's common stockholders (the "Distribution"). The Company assumed the Director Plan on the date of the Distribution. Pursuant to the equitable adjustment provisions of the Director Plan, each outstanding stock option previously granted pursuant to the Director Plan was converted to an option to acquire shares of the Company's Common Stock and was adjusted to preserve the aggregate intrinsic value of each option and the ratio of the exercise price to market value per share. In addition, the number of shares of Common Stock covered by the automatic grant provisions of the Director Plan was doubled to reflect the Distribution. Accordingly, each non-employee director will receive the option to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of such shares of Common Stock on the date of grant, upon his re-election as a director at the Company's annual stockholders' meeting in 1999, 2002 and 2005. As of March 26, 1999, there were 86,276 option shares outstanding under the Director Plan and 300,000 shares available for grant upon the election of a new director or under the automatic grant provisions discussed above.

     In 1988, the Predecessor adopted the 1988 Non-Employee Director Option Policy (the "Director Policy"), under which each non-employee director of the Predecessor was granted options to purchase shares of Common Stock of the Predecessor. Each of the Company's current directors, except Mr. Streeter, has received options under this arrangement. As of the effective time of the Distribution, the Company assumed and adjusted the outstanding stock options issued pursuant to this policy to preserve the aggregate intrinsic value of each option and the ratio of exercise price to market value per share. As of March 26, 1999, there were no option shares outstanding under the Director Policy. There are no further option shares available for grant under the Director Policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No member of the Compensation Committee of the Company is or was an officer or employee of the Company or had any relationship requiring disclosure under applicable rules, except that Mr. Butters has a retainer arrangement with the Company described above pursuant to which Mr. Butters receives $6,250 per month for serving as Chairman of the Board of the Company. In 1998 Mr. Butters received $89,000 in director fees and retainers. During the 1998 fiscal year, no executive officer of the Company served as (a) a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee of the Company, (b) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or
(c) a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company.

EXECUTIVE OFFICERS AND COMPENSATION

    The following are executive officers and key employees of the Company, who serve at the discretion of the Board of Directors.

               NAME                                             POSITION                                   AGE
-----------------------------------       -----------------------------------------------------        -------------

Bruce A. Streeter                         President and Chief Operating Officer                             50

Frank R. Pierce                           Executive Vice President, Secretary and Treasurer                 49

John E. (Gene) Leech                      Vice President                                                    46

Kevin D. Mitchell                         Controller and Assistant Secretary                                30

     Bruce A. Streeter has served as President and Chief Operating Officer of the Company since January 1997. He was elected as director of the Company in April 1997. He served as President of the Predecessor's Marine Division from November 1990 until the Merger. Prior to November 1990, Mr. Streeter was with Offshore Logistics, Inc. for a period of twelve years serving in a number of capacities including General Manager Marine Division.

     Frank R. Pierce was elected Executive Vice President, Secretary and Treasurer of the Company in January 1997. He served as Executive Vice President, Secretary and Treasurer of the Predecessor from December 1990 until the Merger. Mr. Pierce had been employed by the Predecessor since July 1987, serving as its Vice President, Finance until December 1990. Mr. Pierce has resigned as an officer and employee of the Company effective April 8, 1999.

     John E. (Gene) Leech was elected Vice President of the Company in January 1997. He served as Vice President of the Predecessor's Marine Division from its formation in November 1990 until the Merger. Prior to November 1990,

Mr. Leech was with Offshore Logistics, Inc. for a period of fifteen years serving in a number of capacities, including Manager Domestic Operations and International Operations Manager.

     Kevin D. Mitchell was elected Controller and Assistant Secretary of the Company in January 1997. He served as Controller and Assistant Secretary of the Predecessor from September 1996 until the Merger. Prior to that, Mr. Mitchell served as Controller for one year with E-Stamp Corporation, a start-up software company, having previously completed five years with Arthur Andersen LLP.

     The aggregate compensation paid by the Company for services rendered during the last three years in all capacities to the highest paid executive officers whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1998 was as follows:

                           SUMMARY COMPENSATION TABLE

                                                                                                          LONG-TERM
                                                             ANNUAL COMPENSATION                        COMPENSATION
                                            ----------------------------------------------------------     AWARDS
                                                                                                         SECURITIES
                                                                                       OTHER ANNUAL      UNDERLYING    ALL OTHER
          NAME AND PRINCIPAL POSITION        YEAR        SALARY          BONUS        COMPENSATION(1)    OPTIONS(2)   COMPENSATION
         ------------------------------     -------    -----------    ------------    ----------------  -----------  --------------
         Bruce A. Streeter                   1998        $195,000        $145,000        $    --          30,000      $ 3,092(3)
           President and Chief               1997         180,000         100,000             --          30,000        2,916
           Operating Officer                 1996         175,000          75,000             --          39,310        2,848

         Frank R. Pierce                     1998        $140,000         $25,000        $    --           3,000      $ 3,285(3)
           Executive Vice President,         1997         135,000          20,000                          2,000        2,912
           Secretary, and Treasurer          1996         135,000          25,000                          9,828        2,672

         John E. (Gene) Leech                1998        $135,000        $ 80,000        $    --          12,000      $ 2,858(3)
           Vice President                    1997         125,000          65,000                         12,000        2,701
                                             1996         120,000          50,000             --          19,656        2,623
         ----------------------------------------

    (1) The aggregate amount of perquisites and other benefits is excluded from other annual compensation because such compensation was less than 10% of the combined total for salary and bonus for each named executive officer.

    (2) As adjusted to preserve intrinsic value of the options and the ratio of exercise price to market value per share on the date of the Distribution.

    (3) Includes matching contributions made by the Company pursuant to its 401(k) savings plan of $2,000 for each Messrs. Streeter, Pierce and Leech, and life insurance premiums of $1,092, $1,285 and $858 for Messrs. Streeter, Pierce and Leech, respectively.

     A subsidiary of the Company entered into employment agreements with Messrs. Streeter and Leech, effective as of January 1, 1998, pursuant to which Mr. Streeter is entitled to be employed as President of the Company and certain of its subsidiaries and to receive from a subsidiary of the Company an annual salary of not less than $180,000 for each year during the two and one-half-year term of his agreement and Mr. Leech is entitled to be employed as a Vice President of the Company and certain of its subsidiaries and to receive from a subsidiary of the Company an annual salary of not less than $125,000 for each year during the one and one-half-year term of his agreement. In addition to annual salary, Messrs. Streeter and Leech may receive a discretionary bonus. Prior to a change of control of the Company or after twelve months after a change of control of the Company, any termination of Messrs. Streeter's or Leech's employment without cause, or their respective resignations in certain circumstances, would entitle the terminated or resigning officer to the payment of his annual salary for the time remaining under the term of his employment agreement and the proportionate share of his annualized bonus for the previous fiscal year for the time remaining under the term of his employment agreement, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination. Within twelve months after a change of control of the Company, any termination of Messrs. Streeter's or Leech's employment without cause, or their respective resignation in certain circumstances, would entitle the terminated or resigning officer to the payment of two times his annual salary and two times his annualized bonus for the previous fiscal year, together with certain other benefits and any unpaid salary, bonus amount, deferred compensation and vacation pay accrued to the date of termination, less any amount paid under the agreement upon the change of control. Pursuant to the agreements, the Company is responsible for the payment and performance of the subsidiary's obligations under the agreements.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                                         -------------------------------------------------------------
                                                                                                         POTENTIAL REALIZABLE VALUE
                                                                                                         AT ASSUMED ANNUAL RATES OF
                                                                                                          STOCK PRICE APPRECIATION
                                                                                                               FOR OPTION TERM
                                                                                                         --------------------------
                                           NUMBER OF         % OF TOTAL
                                           SECURITIES       OPTIONS/SARS
                                           UNDERLYING        GRANTED TO        EXERCISE
                                         OPTIONS/SARS(1)    EMPLOYEES IN       OR BASE       EXPIRATION
                    NAME                  GRANTED (#)        FISCAL YEAR      PRICE($/SH)      DATE        5% ($)       10% ($)
         ----------------------------    ---------------    --------------    ------------   ----------  -----------  -------------
         Bruce A. Streeter                       30,000             60.6%         $32.625     05/14/08   $ 615,530     $1,559,875

         Frank R. Pierce                          3,000              6.1%          32.625     05/14/08      61,553        155,988

         John E. (Gene) Leech                    12,000             24.2%          32.625     05/14/08     246,212        623,950

         -----------------------------------------------

(1) One-third of the options granted became exercisable at each of one year, two years and three years, respectively, from the date of grant.

     The following table represents the total number of options to purchase the Company's Common Stock held by the named executive officers of the Company at December 31, 1998.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                                      NUMBER OF
                                                                      SECURITIES                    VALUE OF
                                                                      UNDERLYING                   UNEXERCISED
                                                                     UNEXERCISED                  IN-THE-MONEY
                                    SHARES                         OPTIONS/SARS AT               OPTIONS/SARS AT
                                   ACQUIRED                        FISCAL YEAR END               FISCAL YEAR END
                                      ON            VALUE            EXERCISABLE/                 EXERCISABLE/
            NAME                   EXERCISE        REALIZED        UNEXERCISABLE(1)             UNEXERCISABLE(2)
------------------------------     ----------    -------------    -------------------       --------------------------
Bruce A. Streeter                         --     $        --        60,776 / 63,103            $ 604,057 / $ 176,042


Frank R. Pierce                       47,991       1,421,531(3)      3,942 /  7,610               35,345 /    36,681


John E. (Gene) Leech                      --              --        41,673 / 26,552              439,181 /    75,609

---------------------------------------------

     (1) As adjusted to preserve aggregate intrinsic value of the options and the ratio of exercise price to market value per share on the date of the Distribution.

     (2) Value based on the difference between the market value of the common stock on December 31, 1998 and the exercise price. The actual value, if any, of the unexercised option will be dependent upon the market price of Common Stock at the time of exercise.

    (3) None of these shares were sold upon exercise. This value was computed based on the difference between the market value of the common stock on the date of exercise and the exercise price. The actual value to be recognized, if any, will be dependent upon the market price of Common Stock at the time the shares are sold.

    The Company also has outstanding options granted to non-employee directors to purchase shares of its Common Stock, which is further described under the caption "Election of Directors-Director Compensation".


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of GulfMark Offshore, Inc. (the "Committee") is pleased to present this report on the compensation policies of the Company for its executive officers. This report sets forth the major components of executive compensation and the basis by which 1999 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers who are named in the compensation tables shown above. The Committee is comprised of three directors who are not employees of the Company.

Compensation Policy and Guidelines

     In recent years, the Company has undergone substantial operational changes following a decision by the Board of Directors to redeploy the Company's assets in a manner that would build a competitive oilfield equipment and services company. This decision resulted in a need to attract and retain key executive officers and employees who would be instrumental in the success of these new operations. Accordingly, the Company's compensation policy and practices are aimed at achieving this objective. The Company's executive compensation program combines what the Committee considers to be competitive but reasonable base salaries with incentive programs linked to the success of the Company's operations and stock performance. As part of the executive compensation program, the Company entered into employment agreements with its President and Vice President effective January 1, 1998. The Committee's decisions regarding compensation take into account individual performance and the relationship of that performance to the progress of the Company in obtaining strategic objectives for the benefit of stockholders.

Compensation Program Components

     The compensation programs of the Company for its executive officers and key employees are generally administered by or under the direction of the Committee and are reviewed on an annual basis to ensure that remuneration levels and benefits are competitive and reasonable using the guidelines described above. The Committee reviews and recommends the specific base salary and bonus compensation of the Company's executive officers and the principal operating officers of each of its units. The particular elements of the compensation programs for such persons are set forth in more detail below.

     Base Salary - Base salary levels are primarily determined by the Committee at levels the Committee deems necessary or appropriate to attract the level of competence needed for the position. Base salary levels are reviewed annually based on individual performance, industry conditions and market considerations. The Committee believes that base salary levels for the Company's executive officers are competitive within a range that is considered to be reasonable and necessary.

     Annual Performance Compensation - The Company provides incentive compensation to its executive officers and key employees in the form of annual cash bonuses relating to financial and operational achievements during the prior year. The amount and form of such bonuses is determined by the Committee based primarily upon an analysis of the officer's job performance and the specific accomplishments of the officer during the preceding calendar year. In the case of corporate financial officers, incentive compensation decisions are made primarily on the basis of the assistance and performance of the officer in implementing corporate objectives within the scope of his or her responsibilities. In the case of operational officers, incentive compensation decisions are made primarily on the basis of the operational results of the business operations for which the officer is responsible. Although the achievement of certain financial objectives as measured by a business segment's earnings are considered in determining incentive compensation, other subjective and less quantifiable criteria are also considered. In this regard, the Committee takes into account specific operational achievements that are expected to affect future earnings and results or that had an identifiable impact on the prior year's results.

     Stock Option Program - The Company also provides long-term incentive compensation to its executive officers and key employees through stock options. The use of stock options is intended to provide incentives to the Company's executive officers and key employees to work toward the long-term growth of the Company by providing them with a benefit that will increase only to the extent the value of the Common Stock increases. Options are not granted by the Committee as a matter of course as part of the regular compensation of any executive or key employee. The decision to grant an option is based on the perceived incentive that the grant will provide and the benefits that the grant may have on long-term stockholder value. The determination of the number of shares granted is based on the level and contribution of the employee. Consideration is also given to the anticipated contribution of the business operations for which the optionee has responsibility to overall stockholder value. The stock options which are currently outstanding are subject to vesting over a number of years and have exercise prices based on the market price of the Common Stock at the date of grant. Stock options were granted in 1990 after the acquisition of the offshore marine services segment, on two occasions in 1996, after the successful completion of the spin-off in 1997, and again in mid-1998.

Discussion of 1998 Compensation for the Executive Officers Named in the Tables Above

     The Company does not have a Chief Executive Officer. Mr. Bruce Streeter serves as the President and Chief Operating Officer of the Company. The base salary for Mr. Streeter was increased in 1998 based on individual performance, increased responsibilities and the increasing complexity and size of the Company's operations as well as a review of compensation for executives in similar positions with industry peers. Mr. Streeter's 1998 bonus was determined following a review of the financial results of the Company and specific achievements by Mr. Streeter in managing the Company's operations in 1998.

     The base salary for Mr. Pierce, Executive Vice President of Finance, Secretary and Treasurer, is primarily based on the Committee's general understanding of ranges of compensation for financial executives of companies similar in size and complexity to the Company. Mr. Pierce's bonus for 1998 was based on the Committee's evaluation of his individual performance in assisting the Company to achieve its corporate and strategic objectives during 1998.

     The base salary for Mr. Leech, Vice President, was increased in 1998 based on individual performance, increased responsibilities and the increasing complexity and size of the Company's operations as well as a review of compensation for executives in similar positions with industry peers. Mr. Leech's 1998 bonus was determined following a review of the financial results of the Company's operations for which Mr. Leech has responsibility and the specific achievements by Mr. Leech in meeting the Company's objectives in 1998.

Tax Considerations

     During 1993, Congress enacted legislation that could have the effect of limiting the deductibility of executive compensation paid to each of the five highest paid executive officers. This legislation provides that compensation paid to any one executive in excess of $1,000,000 will not be deductible unless it is performance-based and paid under a plan that has been approved by stockholders. The Committee considers the application of this legislation when reviewing executive compensation; however, the limitation on deductibility of executive compensation has not had any impact on the Company to date.

Summary

     After review of the Company's existing programs, the Committee believes that the Company's executive compensation program is reasonable and provides a mechanism by which compensation is appropriately related to corporate and individual performance so as to align the interest of the Company's executive officers with the interest of stockholders on both a long and short-term basis.

Compensation Committee of the Board of Directors:

                                        David J. Butters
                                        Norman G. Cohen
                                        Robert B. Millard

PERFORMANCE GRAPH

     The following performance graph and table compare the cumulative return on the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Oilfield Equipment and Services Index (which consists of Baker Hughes Inc., Dresser Industries, Inc., Halliburton Co., McDermott International, Inc., Schlumberger Ltd. N.V. and Western Atlas, Inc.) for the periods indicated. The graph assumes (i) the reinvestment of dividends, if any, and (ii) the value of the investment of the Company's Common Stock and each index to have been $100 at May 1, 1997 (A), for the Company's Common Stock and December 31, 1996 for each index.

 ------------------------------------------------------------------------------
                      COMPARISON OF CUMULATIVE TOTAL RETURN













                                                                         Year Ended December 31,
                                                                         -----------------------

                                                                 1996             1997              1998
                                                                 ----             ----              ----
GulfMark Offshore, Inc.                                          100(A)            228               109
Dow Jones Equity Market Index                                    100               134               172
Dow Jones Oilfield Equipment and Services Index                  100               152                81

     (A) In lieu of December 31, 1996, the first day of active trading, May 1, 1997, was used for GulfMark Offshore, Inc.

 ------------------------------------------------------------------------------

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten percent stockholders are required by the regulation to furnish the Company with copies of all Section 16 (a) forms they file.

     Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5 reports were required for those persons, the Company believes that all filing requirements applicable to its officers and directors and greater-than ten percent beneficial owners during the 1998 fiscal year were complied with, except that Mr. Norman G. Cohen, a director of the Company, filed one late report reflecting two transactions that were reported on an untimely basis.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP, independent public accountants, served as the Company's auditors for the fiscal year ended December 31, 1998. Arthur Andersen LLP has served as the Company's auditors since 1961 except for the year ended December 31, 1983. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement if he or she so desires and be available to respond to appropriate questions.

PROPOSALS BY STOCKHOLDERS

     The Company currently anticipates that its 1999 Annual Meeting will be held May 11, 2000. Any stockholder wishing to present a proposal for consideration at the meeting must submit it in sufficient time so that it will be received by the Company not later than December 18, 1999. Such proposal must comply with the proxy rules promulgated by the SEC in order to be included in the Company's proxy statement and form of proxy related to the meeting and should be sent to the Company's principal executive offices at the address set forth on the cover of this Proxy Statement.

     The proxy card pertaining to the next Annual Meeting will grant the proxy holders discretionary authority to vote on any matter raised at the meeting. If a shareholder intends to submit a proposal at such meeting which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the shareholder must give written notice to the Secretary of the Company no later than February 20, 2000. If such shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority on such shareholder proposal when the matter is raised at such meeting.

OTHER BUSINESS

     The Board of Directors for the Company knows of no other business that will be brought before the meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as in their discretion they may deem advisable.


                                              By Order of the Board of Directors




                                              /s/ KEVIN D. MITCHELL
                                              Kevin D. Mitchell
                                              Assistant Secretary

Houston, Texas
Date:  April 7, 1999

                        PLEASE SIGN, DATE AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                            GULFMARK OFFSHORE, INC.

                                  MAY 6, 1999




A [X] Please mark your votes as in this example

         PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE

(1) Election of Directors

      NOMINEES:                                          FOR   AGAINST   ABSTAIN
      ---------
      David J. Butters        Louis S. Gimbel 3rd
      Norman G. Cohen         Robert B. Millard          [ ]     [ ]       [ ]
      Marshall A. Crowe       Bruce A. Streeter

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


-------------------------------------------------

(2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "for" Proposal 1. Receipt of the Proxy Statement dated April 7, 1999 is hereby acknowledged.




Signature of Stockholder(s)                                  Dated:         1999
                            ---------------- ---------------       --------
Note: Please sign exactly your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian please give your full title as it appears thereon.

                            GULFMARK OFFSHORE, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 6, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Gulfmark Offshore, Inc. ("GulfMark") hereby appoints David J. Butters and Robert B. Millard, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Common Stock of GulfMark that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GulfMark to be held on May 6, 1999, at 3:30 p.m., CST, at The St. Regis Hotel, 1919 Briar Oaks Lane, Houston,
Texas 77027, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated
April 7, 1999:

                   (Continued and to be signed on other side)